Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Vision Marine Technologies Inc. (the “Company”) of our report dated November 28, 2025 with respect to the consolidated financial statements of the Company as of and for the years ended August 31, 2025 and 2024, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC
The Woodlands, Texas
December 15, 2025